UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2006

iVillage Inc.

(Exact name of registrant as specified in charter)

Delaware	000-25469	13-3845162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500-512 Seventh Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 600-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On February 13, 2006, iVillage Inc., or iVillage, issued a press release announcing its financial results for the three months and fiscal year ended December 31, 2005. This Form 8-K/A is being filed solely for the purpose of clarifying the Earnings Per Share, or EPS, disclosed in the narrative text of this press release.

On a basic basis, iVillage reported an EPS of $0.12 for the fourth quarter 2005, which compares to an EPS of $0.03 for the fourth quarter 2004.  On a diluted basis, iVillage reported an EPS of $0.11 for the fourth quarter 2005, which compares to an EPS of $0.03 for the fourth quarter 2004.

On a basic basis, iVillage reported an EPS of $0.13 for the full-year 2005, which compares to an EPS of $0.04 for the full-year 2004.  On a diluted basis, iVillage reported an EPS of $0.12 for the full-year 2005, which compares to an EPS of $0.04 for the full-year 2004.

The foregoing EPS data is set forth in the Condensed Consolidated Statements of Operations for iVillage Inc. and its Subsidiaries accompanying such press release.

The information in this Item 12 is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVILLAGE INC.
(Registrant)

Date: February 14, 2006	By:	/s/ Steven A. Elkes
Steven A. Elkes
Chief Financial Officer,
Executive Vice President, Operations and
Business Affairs and Secretary